                                                                    Exhibit 10.1
                           STOCK PURCHASE AGREEMENT

                                    BETWEEN

                     EASTERN ENVIRONMENTAL SERVICES, INC.

                                      AND

                              THE SHAREHOLDERS OF

                         HUDSON JERSEY SANITATION CO.,
                         WEST  MILFORD HAULAGE, INC.,
                         FRANK STAMATO & COMPANY, AND
                   SPECIALIZED RECYCLING TECHNOLOGIES, INC.
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                               TABLE OF CONTENTS
                               -----------------


Page
---------------------------------------------------------

RECITALS..................................................  1

ARTICLE I - CLOSING.......................................  1

ARTICLE II - TITLE INSURANCE..............................  6

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLERS...  6

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF EASTERN.... 17

ARTICLE V - ADDITIONAL AGREEMENTS OF SELLERS.............. 18

ARTICLE VI - ADDITIONAL AGREEMENTS OF EASTERN............. 21

ARTICLE VII - CONDITIONS OF EASTERN....................... 23

ARTICLE VIII - CONDITIONS OF SELLERS...................... 24

ARTICLE IX - INDEMNIFICATION.............................. 25

ARTICLE X - OTHER PROVISIONS.............................. 28

                                       i
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                         SECTION OF DISCLOSURE SCHEDULE
                           ATTACHED TO THIS AGREEMENT


1.6(b)         Opinion of Eastern Counsel
1.6(c)         Employment Agreement
1.7(e)         Opinion of Sellers Counsel
1.7(f)         Release

ATTACHED AS PART OF DISCLOSURE BINDER

1.3(a)         Company Debt; Historic Working Capital
1.3(e)         Capital Structure; Share Allocation
2.2            Permitted Exceptions to Real Property Title
3.1            Subsidiaries
3.3            Contracts, Permits, Mortgages and Material Documents
3.4(b)         Rolling Stock
3.4(c)         Containers
3.4(d)         Recycling Equipment
3.5            Customer Contracts
3.6            Real Property
3.7            Adverse Changes
3.8(a)(iii)    Liabilities not in Ordinary Course of Business
3.8(c)         Working Capital
3.9            Fiscal Condition of Companies
3.10           Tax Status of Companies
3.11           Insurance Policies, Performance Bonds and Letters of Credit
3.12(a)        Contracts with Employees
3.12(b)        Employees
3.12(c)        Benefit Plans
3.13(a)        Violations of federal, state or local laws or regulations
3.13(b)        Environmental Violations
3.13(f)        List and Synopsis of All Litigation
3.15           Required Consents
3.18           Related Party Transactions
8.6            Guarantees

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement"), is made and entered into on February 5, 1998, by and between Eastern Environmental Services, Inc., a Delaware corporation ("Eastern"), on one part, and Ron Stamato and Patrick G. Stamato (collectively, the "Sellers"), on the other part.

                                    RECITALS

     Eastern is a waste services company engaged in the collection, transportation and disposal of residential, commercial and industrial waste in several eastern, southern, and Midwestern states. Hudson Jersey Sanitation Co., West Milford Haulage, Inc., Frank Stamato & Company and Specialized Recycling Technologies, Inc. (collectively, the "Stamato Companies"), are waste services companies engaged in the collection, recycling and disposal of residential, commercial and industrial waste in the state of New Jersey. By the Closing Date, as hereinafter defined, Sellers shall own all of the issued and outstanding shares of the capital stock of the Stamato Companies ("Company Shares"). For purposes of this Agreement, Eastern is sometimes hereinafter referred to as "Purchaser."

     In accordance with the provisions of this Agreement, Sellers desire to sell all of the outstanding shares of stock of the Stamato Companies to Eastern in exchange for common stock of Eastern, all on the terms contained herein. The parties intend that the transactions contemplated hereby qualify as a reorganization, within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and be treated as a "pooling of interests" for accounting purposes.

     Throughout this Agreement various Schedules are referenced as being attached to this Agreement. Notwithstanding the fact that all Schedules are referred to as being attached to this Agreement, some of the Schedules are not attached but instead appear in a Disclosure Binder prepared by the Sellers. The Disclosure Binder is organized under subheadings which correspond to the various Schedules described in this Agreement. For purposes of identification, the Disclosure Binder has been identified by the parties by a written statement executed by the parties and appearing as the first page of the Disclosure Binder.

                                   ARTICLE I
                           CONSIDERATION AND CLOSING
                           -------------------------

     SECTION 1.1  Incorporation of Recitals.  The recitals set forth above are
                  -------------------------
incorporated herein by reference and are a part of this Agreement.

     SECTION 1.2  Time and Place for Closing.  Closing under this Agreement
                  --------------------------
shall take place within fifteen days of the conditions set forth in Article VII and Article VIII being satisfied or waived, time being of the essence, at the offices of Eastern, 1000 Crawford Place, Mount Laurel,

                                       1
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New Jersey, or such other place as the parties hereto may agree upon. The date that Closing occurs is referred to hereinafter as the "Closing Date" and the act of closing as "Closing." The exact Closing Date shall be established by a written notice sent by Purchaser to Sellers.

     SECTION 1.3  Agreement to Sell Stock of Companies; Consideration.
                  ---------------------------------------------------

     (a) At the Closing, each of the Sellers agrees to transfer and deliver to Purchaser all of the Company Shares owned by such Seller, as applicable, and Purchaser agrees to purchase and pay for the Company Shares, the total consideration, subject to adjustment as provided herein, of $39,200,000.00 (the "Purchase Price") as follows: (i) a number of shares of Eastern's common stock ("EESI Stock") having a value of $31,200,000.00, each share being valued at the closing price of the stock on the Nasdaq Stock Market on the date of this Agreement ("Per Share Value"), and (ii) Purchaser accepting the Company Shares with the Stamato Companies having long-term liabilities, including the current portion thereof ("Company Debt"). As of the date hereof the Company Debt is as set forth on Schedule 1.3(a) attached. If the Company Debt, at Closing, is less than or more than $8,000,000.00, the EESI Stock to be delivered at Closing shall be increased or decreased, dollar for dollar, by the amount by which the total principal amount owed on the Company Debt at Closing is less than or exceeds $8,000,000.00. The increase or decrease, as applicable, shall be calculated by valuing the EESI Stock at the Per Share Value. If the Stamato Companies, at Closing, have Working Capital, as hereinafter defined in Section 1.3(b), that exceeds the amount historically maintained by the Stamato Companies at the end of the first calendar quarter, as set forth on Schedule 1.3(a), the portion of the Purchase Price payable in EESI Stock shall be increased or decreased, dollar for dollar, at the Per Share Value, by the amount by which the Working Capital at Closing exceeds, or is less than, the amount set forth on Schedule 1.3(a).

     (b) Within 45 days after the Closing Date, Sellers shall prepare and deliver to Eastern the consolidated balance sheet for the Stamato Companies as of the close of business on the business day immediately preceding the Closing Date (the "Closing Date Balance Sheet"). Eastern shall fully cooperate with Sellers during Sellers' preparation of the Closing Date Balance Sheet. The Closing Date Balance Sheet shall set forth the consolidated Working Capital of the Stamato Companies and shall have been prepared in accordance with generally accepted accounting principles, applied consistently. Eastern shall have the right to review all of Sellers' work papers and all relevant records of the Stamato Companies and their accountants relating to the Closing Date Balance Sheet. For purposes of this Agreement, "Working Capital" shall mean the consolidated current assets of the Stamato Companies, less their consolidated current liabilities, including without limitation, all accrued expenses including interest on the Company Debt through the Closing Date and excluding only the current principal portion of the Company Debt, in each case as determined in accordance with generally accepted accounting principles and consistent with the manner that the Stamato Companies historically reflected current assets and current liabilities on the Financial Statements, as defined in Section 3.7.

     (c) The Closing Date Balance Sheet delivered by Sellers to Eastern shall be deemed to be and shall be final, binding and conclusive on the parties hereto, unless Eastern disputes the Closing

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Date Balance Sheet in accordance with this Section 1.3(c). Eastern may dispute any amounts reflected on the Closing Date Balance Sheet (any such disputed amounts, the "Disputed Matters")

provided, however, that Eastern shall be entitled to dispute any such matter
--------  -------
only if (1) Eastern shall notify Sellers in writing of each Disputed Matter within ninety (90) days of Eastern's receipt of the Closing Date Balance Sheet and (2) all such asserted disputes, if resolved in Eastern's favor, would result in an adjustment to the Closing Payment in excess of $25,000 (in which event the full amount of the adjustment, as finally determined, shall be made as provided below). Any Disputed Matters shall be subject to good faith negotiations between the parties for up to fifteen (15) days prior to being referred to the Independent Accounting Firm (as defined below). Any Disputed Matters not resolved by such good faith negotiations shall be decided by an independent accounting firm acceptable to both Sellers and Eastern (the "Independent Accounting Firm"). The costs and expenses of the Independent Accounting Firm shall be shared equally by Sellers and Eastern. The Independent Accounting Firm so chosen shall consider only the Disputed Matters and Eastern and Sellers shall use reasonable efforts to cause the Independent Accounting Firm to render a final decision on the Disputed Matters by delivering a written report to Eastern and Sellers no later than thirty (30) days after having received the assignment with respect thereto. The decision of the Independent Accounting Firm with respect to all Disputed Matters shall be based solely on whether the Closing Date Balance Sheet was prepared in accordance with the requirements of this Agreement, shall be final and binding upon the parties hereto and shall not be subject to challenge in any court.

     (d) If the Working Capital as of the Closing Date as conclusively determined as provided in Section 1.3(c) (such conclusive determination is referred to herein as "Certified Working Capital"), is less than as set forth on
Schedule 1.3(a), then Sellers shall return to Eastern for cancellation an amount of EESI Stock, valued at the Per Share Value, in the amount of such deficiency. If the Certified Working Capital is greater than as set forth on Schedule 1.3(a), then Eastern shall deliver to Sellers additional EESI Stock valued at the Per Share Value in the amount of the excess. Any payment pursuant to this
Section 1.3(d) shall be made within five (5) business days following the conclusive determination of Working Capital.

     (e) The EESI Stock shall be allocated between the Stamato Companies as set forth on Schedule 1.3(e). The Sellers shall receive the shares of EESI Stock as allocated among the Stamato Companies and in the same proportions that the Sellers own shares in each of the Stamato Companies, as set forth on Schedule 1.3(e).

     SECTION 1.4  Closing.  Following execution of this Agreement, Purchaser and
                  -------
Sellers shall be obligated to conclude the transaction strictly in accordance with its terms within fifteen (15) days after the conditions of Closing set forth in Article VII and Article VIII have been satisfied or waived, time being of the essence. If the failure to conclude this transaction is due to the refusal and failure of a party to perform its obligations under this Agreement after the conditions of Closing set forth in Article VII and Article VIII have been satisfied or waived, the other party may seek to enforce this Agreement with an action of specific performance, in addition to, and not in limitation of, any other rights and remedies available to the Purchaser under this Agreement. If the failure to conclude this transaction is due to the refusal and failure of a party to perform its obligations under this Agreement after the conditions of Closing set forth in Article VII and Article VIII have been satisfied or waived, the non-breaching party may bring an action of specific performance or terminate this Agreement and bring legal action to recover the damages set forth in Section 1.5 below.

     SECTION 1.5  Termination.  This Agreement and the transactions contemplated
                  -----------
hereby may be terminated at any time prior to the Closing Date:

     (a)  by mutual written agreement of Eastern and Sellers;

     (b) by Eastern within forty-five (45) days of the date of this Agreement, if Eastern is not satisfied, in its sole discretion, with the due diligence it has conducted on the Stamato Companies;

     (c) by Eastern or Sellers, in the event the other makes a material misrepresentation under this Agreement or breaches a material covenant or agreement under this Agreement;

     (d) by Eastern or Sellers, if the Closing shall not have occurred by June 30, 1998, or such other date as may be agreed to by the parties hereto in writing, due to the non-fulfillment of a condition precedent to such party's obligation to close as set forth at Article VII or VIII hereof, as applicable (through no fault or breach by the terminating party);

     (e) by Eastern or Sellers, if Sellers do not deliver the Disclosure Binder within 14 days of the date of this Agreement;

     (f) by Eastern, within 15 days of receipt of the Disclosure Binder, if Eastern is not satisfied, in its sole discretion, with the statements, representations, warranties and covenants set forth in the Disclosure Binder; or

     (g) by Sellers, if Sellers shall be unable to consummate the purchase of certain outstanding shares of the Stamato Companies from the estates of certain deceased shareholders of said companies, as described in Section 3.2, after using their reasonable efforts to consummate the purchases in accordance with the terms of the terms of the applicable shareholder agreements described in
Section 3.2 .

     In the event this Agreement is terminated as provided herein, this Agreement shall become void and be of no further force and effect and no party hereto shall have any further liability to any other party hereto, except that
Section 10.1 and Section 10.2 shall survive and continue in full force and effect, notwithstanding termination. The termination of this Agreement by virtue of a material breach of a covenant or a material misrepresentation shall not limit, waive or prejudice the remedies available to the parties, at law, provided, however, that the failure or refusal to deliver the Disclosure Binder or consummate the purchase described in Section 1.5(g) above shall not constitute a breach. If this Agreement is terminated, all due diligence and other documentation delivered to Eastern by the Stamato Companies and Sellers shall be returned to the Sellers. If this Agreement is terminated under Section 1.5(c) above due to a material misrepresentation which was not intentional, the

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damages which may be recovered by the party terminating the Agreement shall be limited to One Hundred Fifty Thousand Dollars ($150,000). If this Agreement is terminated under Section 1.5(c) above due to a intentional material misrepresentation or a breach of a material covenant, the damages of the terminating party shall be the actual damages of the terminating party, including, without limitation, the loss of the benefit of the transaction and all costs and expenses incurred by the terminating party in negotiating and preparing to close the transactions under this Agreement and in recovering its damages, including, without limitation, filing fees, attorney fees and accounting fees.

       SECTION 1.6  Deliveries by Eastern.  At the Closing,  Eastern shall
       -----------  ---------------------
deliver or cause to be delivered, all duly and properly executed, authorized and issued (where applicable):

     (a) Certificates representing the EESI Stock, as provided in Section 1.3 above, to be delivered upon delivery of the Company Shares;

     (b) A favorable opinion from counsel for Eastern, dated the Closing Date, in the form attached as Schedule 1.6(b);

     (c) Employment Agreements with each of the Sellers, in the form and content attached hereto as Schedule 1.6(c) (the "Employment Agreements");

     (d) A copy of resolutions of the directors of Eastern authorizing the execution and delivery of this Agreement and each other agreement to be executed in connection herewith (collectively, the "Collateral Documents") and the consummation of the transactions contemplated herein and therein; and

     (e) The Certificate described at Section 8.1 executed by a duly authorized officer of Purchaser.

     SECTION 1.7  Deliveries by Sellers.  At the Closing, Sellers shall deliver
                  ----------------------
to Eastern or cause to be delivered, all duly and properly executed, authorized and issued (where applicable) the following:

     (a) Duly executed certificates in valid form evidencing all of the Company Shares owned by each Seller, duly endorsed in blank or accompanied by duly executed stock powers attached or otherwise executed in the presence of authorized representatives of Purchaser;

     (b) Except as may be otherwise required by Eastern, the written resignations of all officers and directors of the Stamato Companies as of the time of Closing;

     (c) The Employment Agreements;

     (d) A current certificate of good standing for each of the Stamato Companies from each applicable jurisdiction of incorporation and admission;

     (e) A favorable opinion from counsel for Sellers, dated the Closing Date, in form attached as Schedule 1.7(e);

     (f) A release from each Seller, in a form and content satisfactory to Purchaser, which provides that the Sellers are releasing the Stamato Companies from any and all claims, causes of action, debts and obligations whatsoever existing on the Closing Date, except such obligations of indemnity available to Sellers pursuant to applicable laws and/or the Certificate of Incorporation or By-laws of the Stamato Companies;

     (g) The Certificate described at Section 7.1 executed by the President of each of the Stamato Companies; and

     (h) The books and records of the Stamato Companies, including, without limitation, all original financial and operating records, the corporate minute books and seals, the corporate stock ledgers, and all title documents.

                                   ARTICLE II
                                TITLE INSURANCE

     SECTION 2.1    Owners Title Policy.  At Closing, the Stamato Companies
                    -------------------
shall own, with respect to all real property owned by the Stamato Companies, an extended coverage owners policy of title insurance from a title company acceptable to Purchaser (the "Title Company"), dated as of the Closing Date, in the amount equal to the fair market value of such real property. The title policies shall include comprehensive, zoning, nonimputation, access and contiguity endorsements, and shall insure title to the real property to be in fee simple in each company subject only to the Permitted Exceptions permitted by
Section 2.2 hereof (the "Owners Policy"). Purchaser shall pay the cost of the Owners Policy.

     SECTION 2.2    Permitted Exceptions.  The Owners Policy shall insure each
                    --------------------
company's interest in its real property to be free and clear of all encumbrances and exceptions whatsoever except those listed on Schedule 2.2 attached hereto.

     SECTION 2.3    Survey.  The Sellers shall furnish Purchaser with a survey
                    ------
relating to all of the real property owned by the Stamato Companies that is sufficiently current that the Title Company shall not have included a survey exception in the Owner's Policy. If a new survey is required, Purchaser shall pay the cost of such survey.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF SELLERS
                   -----------------------------------------

     With knowledge that Eastern is relying upon the representations and warranties herein contained, Sellers each represent and warrant to Eastern for Eastern's benefit. When the phrase "to Sellers' knowledge" or any equivalent phrase is used in this Agreement, the phrase shall mean the actual knowledge of any Seller or the information and/or knowledge any Seller who is or was a director or officer of any Stamato Company would actually possess had such Seller acted with due diligence in the conduct of his or her duties as an officer or director. Each Seller shall conduct an investigation of the Stamato Companies for purposes of making the representations and warranties set forth below. Within 14 days of the date hereof, Sellers shall complete such investigation and deliver the Disclosure Binder contemplated hereunder. No representation or warranty shall be effective nor shall the same constitute or be deemed to be a representation or warranty unless and until Sellers shall deliver the Disclosure Binder. Any statement contained in the representations and warranties set forth below shall be deemed amended or modified by reason of any statement or disclosure in the Disclosure Binder.

     SECTION 3.1  Organization and Standing.  The Stamato Companies are
                  -------------------------
corporations duly organized, validly existing and in good standing under the laws of the state of their incorporation, with full power and authority to own their properties and conduct their business as now being conducted. Except as listed in Schedule 3.1, the Stamato Companies do not own any stock or interest in any other corporation, partnership, or other business organization. Sellers own all of the outstanding securities issued by the Stamato Companies, as set forth on Schedule 1.3(e).

     SECTION 3.2 Securities.
                 ----------

     (a) The Stamato Companies have the authorized and outstanding securities set forth on Schedule 1.3(e). All outstanding shares of stock are legally and validly authorized and issued, fully-paid and nonassessable. There are no outstanding rights of any kind to acquire additional shares of any class of stock of the Stamato Companies, except as set forth on Schedule 1.3(e). For the twenty-four month period ending on the date of this Agreement, there has been no change of ownership of the Company Shares except as listed on Schedule 1.3(e). Except as listed on Schedule 1.3(e), there will be no change in the Ownership of the Company Shares from the date of this Agreement to the Closing Date. Sellers are obligated to purchase shares of the common stock of Hudson Jersey Sanitation Co. ("Hudson Jersey") pursuant to binding agreements entered into on May 5, 1993, and undated, 1994.

     (b) At Closing each of the Sellers shall deliver the outstanding securities of the Stamato Companies, free and clear of all liens, claims, security interests, and encumbrances.

     SECTION 3.3  Contracts, Permits and Material Documents.   The items listed
                  -----------------------------------------
in Schedule 3.3 attached hereto are all of the following ("Material Documents") with respect to the Stamato Companies which provide a benefit or imposes a detriment of a value of $25,000 or more: (i) leases for real and personal property, (ii) licenses, (iii) franchises, (iv) promissory notes, guarantees, bonds, mortgages, liens, pledges, and security agreements under which any of the Stamato Companies are bound or under which any of the Stamato Companies are the beneficiary, (v) collective bargaining agreements, (vi) patents, trademarks, trade names, copyrights, trade secrets, proprietary rights, symbols, service marks, and logos, (vii) all permits, licenses, consents and other approvals from governments, governmental agencies (federal, state and local) and/or third parties relating to, used in or required for the operation of any of the business of the Stamato Companies, (viii) all surety bonds, closure bonds or any other obligation which the Stamato Companies have liability for with respect to their operations and (ix) other contracts, agreements and instruments not listed on another Schedule attached to this Agreement (such as the customer contracts listed on Schedule 3.5) which are binding on any of the Stamato Companies or any of their property and pursuant to which the Stamato Companies derive a benefit or incur a detriment having a value of $25,000 or more. The Material Documents listed on Schedule 3.3 are organized under separate headings for each of the Stamato Companies and under subheadings for each of the different type of documents listed. None of the Material Documents have been amended or modified or have had any terms waived, except as listed on Schedule 3.3 and except for non-material waivers or modifications of which Sellers do not have knowledge. Except as set forth on Schedule 3.3, neither the Stamato Companies nor any person or party to any of the Material Documents or bound thereby is in material or knowing default under any of the Material Documents, and, to the knowledge of Sellers, no act or event has occurred which with notice or lapse of time, or both, would constitute such a default. The Stamato Companies are not a party to, and none of Stamato Companies' properties are bound by, any agreement or instrument which is material to the continued conduct of business operations of the Stamato Companies, as now being conducted, except as listed in Schedule 3.3.

     SECTION 3.4 Personal Property.
                 -----------------

     (a) All furniture, office equipment, computer equipment, and radio equipment, owned by the Stamato Companies is in reasonably good condition, normal wear and tear excepted, and is sufficient in type, quantity and quality to operate the business as currently conducted by the Stamato Companies.

     (b) Listed on Schedule 3.4(b) is all of the rolling stock, including motor vehicles, trucks, front and rear end loaders, and accessories and attachments used in the business of the Stamato Companies together with information as to the make, description of body and chassis, model number, serial number and year of each such vehicle ("Rolling Stock"). The Rolling Stock is owned or leased by each of the Stamato Companies, as listed on Schedule 3.4(b). The Rolling Stock is in reasonably good condition, normal wear and tear excepted, except as noted on Schedule 3.4(b). The Stamato Companies own and/ or lease a sufficient number and type of Rolling Stock to service their customers.

     (c) Schedule 3.4(c), attached hereto, lists by each of the Stamato Companies the containers used in the business of each of the Stamato Companies which are ten yards or greater together with information as to container size. All of the containers owned and used by the Stamato Companies are in reasonably good condition, normal wear and tear excepted, except as noted on Schedule 3.4(c). The Stamato Companies own and/or lease a sufficient number and type of containers to service their customers.

     (d) Schedule 3.4(d), attached hereto, lists by each of the Stamato Companies all recycling and waste handling equipment used in the business of each of the Stamato Companies not listed on Schedules 3.4(b) or 3.4(c) having a value of $25,000 or more, including without limitation, compactors, balers and forklifts.

     (e) The inventory of parts, tires and accessories, and all of the shop tools owned by the Stamato Companies are in reasonably good condition, normal wear and tear excepted, and are sufficient in type, quantity and quality to operate the business as currently conducted by the Stamato Companies.

     (f) All other equipment not listed on one of the above schedules owned by the Stamato Companies is in reasonably good condition, normal wear and tear excepted, and is sufficient in type, quantity and quality to operate the business as currently conducted by the Stamato Companies.

     SECTION 3.5  Customers.  A list of customers each of the Stamato Companies
                  ---------
serves together with information as to the services rendered to each such customer, frequency of service and rates charged and the contractual rights of each customer, whether oral or in writing, has been provided to Purchaser. Except as set forth on Schedule 3.5, none of the Stamato Companies and, to Sellers' knowledge, no other person or party to any of the customer contracts is in material or knowing default under any of the customer contracts, and no act or event has occurred which with notice or lapse of time, or both, would
constitute such a default.   Except as set forth on Schedule 3.5, the purchase
of the Stamato Companies by Eastern will not create a default under any customer contract.

     SECTION 3.6  Title.
                  -----

     (a) Listed on Schedule 3.3(i) attached are the addresses and ownership interest which each Stamato Company has in any real property, including, without limitation, fee ownership, lease, license or other form of interest.

     (b) The Stamato Companies have good and marketable title to, or a valid leasehold interest in, all of their assets both real property and personal property, each free and clear of any mortgages, pledges, liens, encumbrances, charge, claim, security agreement or title retention or other security arrangement ("Liens"), except the types of liens set forth in subparagraphs (i) through (iii), and the items listed on Schedule 3.6 ("Permitted Encumbrances").

          (i) Liens imposed by law and incurred in the ordinary course of business for indebtedness not yet due to landlords, carriers, warehousemen, laborers or materialmen and the like;

          (ii) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation; and

          (iii) Liens for property taxes, assessments, or governmental charges not yet subject to penalties for nonpayment.

     SECTION 3.7  Financial Statements.  Sellers have delivered to Eastern true
                  --------------------
and correct copies of the following financial statements of the Stamato Companies (the "Financial Statements"): balance sheets of the Stamato Companies as of December 31, 1995, December 31, 1996, and December 31, 1997, and statements of income, cash flow and retained earnings for the periods ended December 31, 1995, December 31, 1996, and December 31, 1997, all prepared on an accrual basis. The Financial Statements of Hudson Jersey Sanitation Co., and West Milford Haulage, Inc. are audited by Mills and DeFillipis, LLP, the Financial Statements of Frank Stamato & Company are reviewed by Mills and DeFillipis, LLP and the Financial Statements of Specialized Recycling Technologies, Inc are compiled. The balance sheets as of December 31, 1997, are hereinafter referred to as the "Most Recent Balance Sheets," and the statements of income, cash flow and retained earnings for the period ended December 31, 1997, are hereinafter referred to as the "Most Recent Income Statements." The Most Recent Balance Sheets and Most Recent Income Statements are hereafter referred to as the "Most Recent Financial Statements."

The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis in accordance with past custom and practice of the Stamato Companies. The balance sheets present fairly, in all material respects, the financial condition of the Stamato Companies as of the dates indicated thereon and the statements of income present fairly, in all material respects, on an accrual basis the results of the operations of the Stamato Companies for the periods indicated thereon. Since the date of the Most Recent Balance Sheets, the Stamato Companies have not (i) made any material change in their accounting policies or (ii) effected any prior period adjustment to, or other restatement of, their financial statements for any period. The Financial Statements are consistent with the books and records of the Stamato Companies (which books and records are correct and complete in all material respects). Since the date of the Most Recent Financial Statements, except as set forth on Schedule 3.7, there has not been any material adverse change in the income, expenses or assets of the Stamato Companies.

     SECTION 3.8  Liabilities; Accounts Receivable and Working Capital.
                  ----------------------------------------------------

     (a) The Stamato Companies do not have any liabilities, fixed or contingent, which should be disclosed in accordance with GAAP, other than:

          (i) liabilities fully reflected in the Most Recent Balance Sheets, except for liabilities not required to be disclosed therein in accordance with GAAP;

          (ii) accounts payable arising since the date of the Most Recent Balance Sheets arising during the normal course of business consistent with past custom and practice; and

          (iii) liabilities listed on Schedule 3.8(a)(iii) attached.

     (b) All accounts receivable of the Stamato Companies are, and all accounts receivable arising since the date of this Agreement, will be valid and enforceable accounts receivable, less an amount equal to the customary write-offs of accounts receivable, on an historical basis. All accounts receivable have been generated in the ordinary course of business of the Stamato Companies consistent with past practice. To Sellers' knowledge, there are no defenses or set-offs to any of the accounts receivable.

     (c) At Closing, the Stamato Companies shall have Working Capital consisting of current assets in excess of current liabilities (each determined in accordance with generally accepted accounting principles) in an amount no less than they have had on an historic basis as reflected on the Financial Statements. For purposes of this Agreement, the parties agree that the amount of historic Working Capital which the Stamato Companies shall have at Closing, on a consolidated basis, is as set forth on Schedule 1.3(a). It is agreed and acknowledged that, for purposes of calculating Working Capital, current assets shall include cash, cash equivalents, pre-paid expenses and accounts receivable, and current liabilities shall include accounts payable and accrued expenses, but not the current portion of any Company Debt.

     SECTION 3.9  Fiscal Condition of the Stamato Companies.  Since the date of
                  -----------------------------------------
the Most Recent Balance Sheets, except as set forth in Schedule 3.9, there has not (except as otherwise specifically permitted by this Agreement or as set forth in the Schedules to this Agreement) been:

     (a) Any material adverse change in the financial condition, business organization or personnel of the Stamato Companies or in the relationships of the Stamato Companies with suppliers, customers or others;

     (b) Any disposition by any of the Stamato Companies of any of its capital stock or any grant of any option or right to acquire any of its capital stock, or any acquisition or retirement by any of the Stamato Companies of any of its capital stock or any declaration or payment of any dividend or other distribution of its capital stock;

     (c) Any sale or other disposition of any asset owned by any of the Stamato Companies at the close of business on the date of the Most Recent Balance Sheets, or acquired by it since that date, other than in the ordinary course of business consistent with past practice;

     (d) Any expenditure or commitment by the Stamato Companies for the acquisition of any single asset or any single business or for the purchase of any services, except in the ordinary course of business consistent with past practices and having a cost of $50,000 or less;

     (e) Any damage, destruction or loss (whether or not insured) adversely affecting the property, business or prospects of the Stamato Companies taken as a whole, except damage, destruction or loss which does not exceed $50,000 in the aggregate;

     (f) Any material bonuses or increases in the compensation payable or to become payable by the Stamato Companies to any officer or key employee, except in the ordinary course of business or as required by law or pursuant to a contract which is listed on a Schedule to this Agreement;

     (g) Any loans or advances to or by any of the Stamato Companies other than renewals or extensions of existing indebtedness and other than in the ordinary course of business consistent with past practice; or

     (h)  Any change in accounting method or practice.

     SECTION 3.10  Tax Returns.  The Stamato Companies have filed all Federal
                   -----------
and other tax returns for all periods on or before the due date of such return (as may have been extended by any valid extension of time) and have paid all taxes due for the periods covered by the said returns. Each of the Stamato Companies is a Subchapter "S" corporation under the Internal Revenue Code of 1986, as amended (the "Code"), except for Frank Stamato & Company, Inc. which is a Subchapter "C" corporation. Except as set forth on Schedule 3.10, the reserves for all taxes reflected in the Most Recent Balance Sheets, if any, are adequate to cover all taxes, interest and penalties in connection therewith that may be assessed with respect to the property and business operations for the period(s) ending on the Closing Date and for all prior periods. The Stamato Companies have filed, and will file (if due), in a timely manner all requisite federal, state, local and other tax returns due for all fiscal periods ended on or before the date hereof, and as of the Closing shall have or will in a timely manner file all such returns due for all periods ended on or before the Closing Date.

     SECTION 3.11  Policies of Insurance.  All insurance policies, performance
                   ---------------------
bonds, and letters of credit insuring the Stamato Companies or which the Stamato Companies have had issued and which have not expired are listed on Schedule 3.11 attached hereto. Schedule 3.11 includes the names and addresses of the insurers and sureties, policy and bond numbers, types of coverage or bond, time periods or projects covered and the names and addresses of all known banks, beneficiaries, agents or agencies with respect to each listed insurance policy, performance bond and letter of credit. All current insurance policies, performance bonds and letters of credits of the Stamato Companies are in force and effect and the premiums thereon are not delinquent. Except as set forth in
Schedule 3.11, the Stamato Companies have not received any written notification from any insurance carrier denying or disputing any claim made by any of the Stamato Companies or denying or disputing any coverage for any such claim or denying or disputing the amount of any claim. Except as set forth on Schedule 3.11, the Stamato Companies have no claim against any of their insurance carriers under any of policies insuring them pending or anticipated and there has been no occurrence of any kind which would give rise to any such claim.

     SECTION 3.12 Employees, Pensions, and ERISA.
                  ------------------------------

     (a) The Stamato Companies do not have any contract of employment with an officer or other employee, except as listed on Schedule 3.12(a).

     (b) Except as set forth on Schedule 3.12(b), no employee of the Stamato Companies is represented by any union. A list of the name, address and social security number and current rate of compensation of each of the Stamato Companies' employees and capacity in which each person is employed is set forth on Schedule 3.12(b). There is no pending or, to Sellers' knowledge, threatened dispute between any of the Stamato Companies and any of its employees which might materially and adversely affect the continuance of the business operations of the Stamato Companies.

     (c) Attached hereto and made a part hereof marked as Schedule 3.12(c) is a list of all employee benefit plans, funds or programs (within the meaning of the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which are currently maintained and/or were established or sponsored by any of the Stamato Companies (whether or not they are now terminated) or to which any of the Stamato Companies currently contributes, or has an obligation to contribute in the future, including, without limitation, employment agreements and any other agreements containing "golden parachute" provisions, other than union-sponsored multi-employer plans ("Plans"), whether or not the Plans are or are intended to be (i) covered or qualified under the Code, ERISA or any other applicable law, (ii) written or oral, (iii) funded or unfunded, or
(iv) generally available to all employees of the Stamato Companies.

     (d) The Sellers have delivered to Eastern (i) true and complete copies of all Plan documents and other instruments relating thereto, (ii) true and complete copies of the most recent financial statements with respect to the Plans, (iii) true and complete copies of all annual reports for any Plan prepared within the past 5 years, and (iv) all material filings submitted to and any correspondence received from any government agency relating to any Plan within the past 5 years.

     (e) Each Plan which is intended to be qualified under Section 401(a) and exempt from tax under Section 501(a) of the Code has been determined by the IRS to be so qualified and such determination remains in effect and has not been revoked. Except as set forth in the Disclosure Schedule, nothing has occurred since the date of any such determination which may adversely affect such qualification or exemption, or result in the imposition of excise taxes or tax on unrelated business income under the Code or ERISA. No Plan is funded through a trust intended to be exempt from tax under Section 501(c) of the Code.

     (f) No reportable event (as defined in Section 4043 of ERISA or the regulations thereunder) for which the reporting requirements have not been fully waived, or accumulated funding deficiency whether or not waived (as defined in Section 302 of ERISA), or liability to the Pension Benefit Guaranty Corporation ("PBGC") under Section 4062 of ERISA, nor any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), has occurred or exists with respect to any Plan. All Plans are in substantial compliance with all material applicable provisions of ERISA and the regulations issued thereunder, as well as with all other material law applicable to such Plans, and, in all material respects, have been administered, operated and managed in substantial accordance with the governing documents of the Plan and the requirements of ERISA.

     (g) There is no matter, action, audit, suit or claim pending or, to the best knowledge of Sellers, threatened relating to any Plan, fiduciary of any Plan or assets of any Plan, before any court, tribunal or government agency.

     (h) Each most recent Plan audit report, actuarial report and annual report, certified by the Plan's actuaries and auditors, as the case may be, fairly presents the actuarial status and the financial condition of the Plan as at the date thereof and the results of operations of the Plan for the plan year reflected therein and, subject to changes in amounts attributable to investment performance and normal employee turnover, there has been no adverse change in the condition of the Plan since the date of the most recent Form 5500, audited annual financial statement or actuarial valuation report.

     (i) The transaction contemplated herein will not accelerate any liability under the Plans because of an acceleration of any rights or benefits to which any employee may be entitled thereunder.

     SECTION 3.13  Legality of Operation.  In regard to the Stamato Companies:
                   ---------------------

     (a) Except as disclosed in Schedule 3.13(a) to this Agreement, and except as to Environmental Laws, as hereinafter defined in Section 3.13(b) below, the Stamato Companies are in compliance in all material respects with all Federal, state and local laws, rules and regulations including, without limitation, the following laws: land use or zoning laws; payroll, employment, labor, or safety laws; or federal, state or local "anti-trust" or "unfair competition" or "racketeering" laws such as but not limited to the Sherman Act, Clayton Act, Robinson Patman Act, Federal Trade Commission Act, or Racketeer Influenced and Corrupt Organization Act ("Law"). Except as disclosed in Schedule 3.13(a), the Stamato Companies are in compliance in all material respects with all permits, franchises, licenses, and orders that have been issued with respect to the Laws and are or may be applicable to any of their property and operations, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located, federal, state and local permits, orders, franchises and consents. Except as set forth on Schedule 3.13(a), with respect to any Law there are no claims, actions, suits, investigations or proceedings pending, or to Sellers' knowledge, threatened against or affecting any of the Stamato Companies, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in any adverse change in the financial condition or business of the Stamato Companies or which would invalidate this Agreement or any action taken in connection with this Agreement. Except as disclosed in Schedule 3.13(a), the Stamato Companies have received no written notification of any past or present failure by any of the Stamato Companies to comply with any Law applicable to it or its assets, which has not been remedied.

     (b) Except as disclosed in Schedule 3.13(b) to this Agreement, the Stamato Companies are in compliance with all Federal, state and local laws, rules and regulations relating to environmental issues of any kind and/or the receipt, transport or disposal of any hazardous or non-hazardous waste materials from any source ("Environmental Law"). Except as disclosed in Schedule 3.13(b), with respect to any Environmental Law, the Stamato Companies are in compliance with all permits, licenses, and orders related thereto or issued thereunder, as are or may be applicable to the property and operations of the Stamato Companies, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located. Except as set forth on Schedule 3.13(b), there are no Environmental Law related claims, actions, suits or proceedings pending or, to Sellers' knowledge, threatened against or affecting the Stamato Companies, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in an adverse change in the financial condition or business of the Stamato Companies or which would invalidate this Agreement or any action taken in connection with this Agreement. Except as set forth on Schedule 3.13(b), for the most recent five years the Stamato Companies have not, and for all periods prior to the most recent five years to Sellers' knowledge the Stamato Companies have not, transported, stored, treated or disposed of, nor to Sellers' knowledge have the Stamato Companies allowed any third persons, on their behalf, to transport, store, treat or dispose of waste to or at (i) any location other than a site lawfully permitted to receive such waste for such purpose or, (ii) any location currently designated for remedial action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar federal or state statute. For the most recent five years, the Stamato Companies have not, and for all periods prior to the most recent five years to Sellers' knowledge the Stamato Companies have not, performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of state or federal laws and regulations or in any other manner which may result in any liability for contamination of the environment. For the most recent five years, the Stamato Companies have not, and for all periods prior to the most recent five years to Sellers' knowledge the Stamato Companies have not, disposed of, nor have the Stamato Companies knowingly allowed third parties to dispose of, waste upon property owned or leased by the Stamato Companies other than as permitted by, and in conformity with, applicable Environmental Law. Except as disclosed in Schedule 3.13(b), the Stamato Companies have not received any notification of any past or present failure by the Stamato Companies to comply with any Environmental Law applicable to their operations or their assets which has not been remedied. Without limiting the generality of the foregoing, except as set forth in Schedule 3.13(b), the Stamato Companies have not received any written notification (including requests for information directed to the Stamato Companies or an owner thereof) from any governmental agency asserting that any of the Stamato Companies is or may be a "potentially responsible person" for a remedial action at a waste storage, treatment or disposal facility, pursuant to the provisions of CERCLA, or any similar federal or state statute assigning responsibility for the costs of investigating or remediating releases of contaminants into the environment. The Stamato Companies have not received any hazardous waste as defined in the Resource Conservation and Recovery Act, 42 USCA Section 6901 et seq., or in any similar federal or state statute, except
                  -- ---
for limited amounts which were contained in loads of non-hazardous waste in quantities which would not require remediation.

     (c) Except as listed on Schedule 3.13(c), the Stamato Companies have never owned, operated, had an interest in, engaged in and/or leased a waste transfer, recycling, treatment, storage, landfill or other disposal facility. For the most recent five years, the Stamato Companies have, and prior to the most recent five years to the knowledge of Sellers the Stamato Companies have, obtained and maintained, when required to do so under applicable Environmental Laws, trip tickets, signed by the applicable waste generators demonstrating the nature of all waste deposited and or transported by the Stamato Companies. Except as set forth on Schedule 3.13(c), to Sellers' knowledge, no employee, contractor or agent of the Stamato Companies has, in the course and scope of employment with the Stamato Companies, been harmed by exposure to hazardous materials, as defined under the Environmental Laws. No liens with respect to environmental liability have been imposed against the Stamato Companies under CERCLA, any comparable state statute or any other applicable Environmental Law, and Sellers have no knowledge that any facts or circumstances exist which would give rise to the same.

     (d) Schedules 3.13(a) and 3.13(b) list all remedied violations of Laws and Environmental Laws which existed within the past two years and all outstanding unremedied notices of violations issued to the Stamato Companies by any federal, state or local regulatory agency.

     (e) To Sellers' knowledge, no employee, officer, director, or shareholder of the Stamato Companies is under investigation by the Attorney General of any state, by the District Attorney of any county of any state, or by any United States Attorney or any other governmental investigative agency for the violation of any Laws, including, without limitation, the violation of any anti-trust, racketeering, or unfair competition Laws.

     (f) All pending or, to Sellers' knowledge, threatened litigation and administrative or judicial proceedings involving the Stamato Companies, or their assets or liabilities, are set forth on Schedule 3.13(f) attached, together with a description of each such proceeding.

     SECTION 3.14  Corrupt Practices.  The Stamato Companies have not made,
                   -----------------
offered or agreed to offer anything of value to any employees of any customers of the Stamato Companies (except in conformity with Law) for the purpose of attracting business to any of the Stamato Companies or any foreign or domestic governmental official, political party or candidate for government office or any of their respective employees or representatives, nor have the Stamato Companies otherwise taken any action which would cause them to be in violation of the Foreign Corrupt Practices Act of 1977, as amended.

     SECTION 3.15  Legal Compliance.  Sellers have the right, power, legal
                   ----------------
capacity and authority to enter into, and perform its obligations under this Agreement, and, except as set forth in Schedule 3.15, no approvals or consents of any other persons, business or governmental units are necessary to be obtained by Sellers or the Stamato Companies in connection with the transactions, filings with or notices to, contemplated by this Agreement. Except as disclosed in Schedule 3.15 to this Agreement, the execution and performance of this Agreement will not result in a material breach of or constitute a material default or result in the loss of any material right or benefit under:

     (a) Any charter or by-law to which the Stamato Companies are a party or by which the Stamato Companies or any of their properties are bound, including, without limitation, any agreement by or between any shareholder of any Stamato Company; or

     (b) Any decree, order or rule of any court or governmental authority which is binding on any of the Stamato Companies or on any property of the Stamato Companies; or

     (c) Any permit, certificate or license issued by any governmental authority under which any of the Stamato Companies operate or pursuant to which any of the property of the Stamato Companies is bound; or

     (d) Any agreement to which the Stamato Companies are bound, including, without limitation, bank loan documents, agreements with customers or suppliers and leases for equipment.

     SECTION 3.16  Transaction Intermediaries.  Except as disclosed in Schedule
                   --------------------------
3.16, no agent, broker, financial advisor or other person acting pursuant to the express authority of any of the Stamato Companies is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     SECTION 3.17  Intellectual Property.  To Sellers' knowledge, the Stamato
                   ---------------------
Companies have not infringed, and are not now infringing, on any trade name, trademark, service mark or copyright belonging to any person, firm or corporation ("Intellectual Property") and no one has or is infringing any Intellectual Property right of the Stamato Companies. The Stamato Companies own or have legally licensed all computer software used in connection with their business and have not infringed, and are not now infringing, on the rights of any third parties by their use of computer software.

     SECTION 3.18  Competition.  Except as set forth on Schedule 3.18, no
                   -----------
salaried officer, nor any spouse or child of any of them, has any direct or indirect interest in any competitor of the Stamato Companies within the geographical area in which the Stamato Companies currently conduct business, or an interest in any supplier or customer of the Stamato Companies or in any person from whom or to whom the Stamato Companies lease any real or personal property, or in any other person with whom the Stamato Companies are doing business.

     SECTION 3.19  Disclosure.  The representations and warranties of Sellers
                   ----------
contained in this Agreement, or in any Schedule or other document delivered by Sellers pursuant hereto, do not contain any untrue statement of a material fact, or omit any statement of a material fact necessary to make the statements contained not misleading. If, prior to Closing, Sellers become aware of any inaccuracy or misrepresentation or omission in any of the Schedules, they shall immediately advise Eastern in writing of the inaccuracy, misrepresentation or omission.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF EASTERN
                   -----------------------------------------

     With knowledge that Sellers are relying upon the representations, warranties and covenants contained herein, Eastern represents and warrants to Sellers and makes the following covenants for Sellers' benefit.

     SECTION 4.1  Organization and Existence. Eastern is a corporation duly
                  --------------------------
organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to carry on its business as now conducted. Eastern has all requisite corporate power and authority to consummate the transactions contemplated by this Agreement.

     SECTION 4.2  Authority Relative to this Agreement. The execution, delivery
                  ------------------------------------
and performance of this Agreement by Eastern has been duly authorized and approved by the Board of Directors of Eastern. No further corporate action is necessary on the part of Eastern to consummate this Agreement in accordance with its terms. Eastern has full authority to enter into and perform its obligations under this Agreement, and neither the execution, delivery nor performance by Eastern of this Agreement will (i) result in a violation or breach of any term or provision nor constitute a default under the certificate of incorporation or bylaws of Eastern or under any contract or agreement to which Eastern is a party or by which it is bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body, or (ii) result in a violation or breach of any term or provision, or constitute a default or accelerate the performance required, under any indenture, mortgage, deed of trust or other contract or agreement to which Eastern is a party or by which it or its properties is bound.

     SECTION 4.3  Commission Filings. Eastern has delivered to Sellers current
                  ------------------
(for the quarter ending September 30, 1997) and all historical filings made by Eastern on Forms 8-K, 10-K, 10-Q and Proxy Statements timely filed with the Securities and Exchange Commission ("SEC") for fiscal year ending June 30, 1997 (the "Public Reports"). The Public Reports accurately and completely describe, in all material respects, Eastern's financial status, business operations and prospects as of the date of such filings and as of the date hereof, and do not omit any material fact(s) necessary to make the information contained in the filings not misleading.

     SECTION 4.4  Issued Common Stock.  The EESI Stock to be issued pursuant to
                  -------------------
this Agreement has been duly authorized and, when issued, will be validly issued, fully paid and nonassessable.

                                   ARTICLE V
                ADDITIONAL AGREEMENTS OF THE PARTIES AND SELLERS
                ------------------------------------------------

     The parties hereto covenant and agree with the other, as applicable, as follows:

     SECTION 5.1  Plan of Reorganization.  This Agreement contemplates the
                  ----------------------
acquisition of all the outstanding stock of the Stamato Companies solely in exchange for voting stock of Eastern in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Code, and shall constitute a "plan of reorganization" within the meaning of the Code. The parties hereto agree to take no action inconsistent with the treatment of such exchange as a reorganization under Code Section 368(a)(1)(B) and to comply with all IRS filing and other requirements for such exchange. Eastern and Sellers agree that a material factor in their execution of this Agreement is that the transactions contemplated by this Agreement shall constitute a "plan of reorganization" within the meaning of the Code. If for any reason a provision in this Agreement would prevent the transaction from qualifying as a reorganization within the meaning of the Code, the parties agree to negotiate in good faith to modify the Agreement so the transaction can qualify as a reorganization, as long as the economics of the transaction are not changed.

     SECTION 5.2  Pooling Restrictions.  Eastern and Sellers have agreed that a
                  --------------------
material factor in their execution of this Agreement is that the transactions contemplated by this Agreement be treated as a "pooling of interests" for accounting purposes. If for any reason a provision in this Agreement would prevent the transaction being accounted for as a "pooling of interests," the parties agree to negotiate in good faith to modify the Agreement so the transaction can be accounted for as a "pooling of interests." Notwithstanding any other provision of this Agreement, prior to the publication and dissemination by Eastern of consolidated financial results which include results of combined operations of the Stamato Companies and Eastern for at least 30 days on a consolidated basis following the Closing Date, which shall in no event occur later than 120 days after the Closing, Sellers shall not sell or otherwise transfer or dispose of, or in any way reduce their risk relative to, any shares of the EESI Stock received by Sellers (including by way of example and not limitation, engaging in put, call, short-sale, straddle or similar market transactions). The Securities Exchange Commission ("SEC") has issued Accounting Series Release Nos. 130 and 135, as amended (collectively, the "ASRs"), setting forth certain restrictions applicable to the availability of "pooling of interests" accounting treatment in transactions of the type contemplated by this Agreement. Sellers therefore covenant and agree with Eastern to hold the EESI Stock and to comply with the ASRs until the requirements of the ASRs have been met as set forth in this Section 5.2. In addition, the certificates evidencing the EESI Stock to be received by Sellers will bear a legend substantially in the form set forth below:

     "The shares represented by this certificate may not be sold, transferred or assigned, and Eastern Environmental Services, Inc., shall not be required to give effect to any attempted sale, transfer or assignment prior to the publication and dissemination of financial statements by Eastern Environmental Services, Inc., which include the results of at least 30 days of combined operations of Eastern Environmental Services, Inc., and the companies acquired by Eastern Environmental Services, Inc., for which these shares are issued. Upon the written request of the holder hereof directed to Eastern Environmental Services, Inc., the issuer agrees to remove this restrictive legend (and any stop order places with the transfer agents) when the requirements of Accounting Series Releases Nos. 130 and 135, as amended, of the Securities Exchange Commission have been met."


     SECTION 5.3  Representations as to Registration.  Subject to Section 6.2,
                  ----------------------------------
the EESI Stock is being delivered to the Sellers pursuant to a registration statement filed on Form S-4 under the

Securities Act of 1933, as amended (the "Act"). To induce Eastern to issue the EESI Stock, each Seller represents and warrants as follows:

     (a) Each Seller represents and warrants that he is a resident of New Jersey and that he is an "accredited" investor within the meaning of Rule 501 of Regulation D under the Act.

     (b) Each Seller acknowledges that he has received a copy of the Public Reports.

     (c) The Sellers represent and warrant that the EESI Stock is being acquired for their own account without a view to public distribution or resale, except in compliance with all applicable federal and state securities law, and that the Sellers have no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of EESI Stock, or any portion thereof, to any other person.

     (d) The Sellers represent and warrant that, in determining to acquire the EESI Stock, they have relied solely upon their independent investigation, including the advice of their legal counsel and accountants or other financial advisers or purchaser representatives, and have, during the course of discussions concerning their acquisition of the EESI Stock, been offered the opportunity to ask such questions and inspect such documents concerning Eastern and its business and affairs as they have requested so as to more fully understand the nature of the investment and to verify the accuracy of the information supplied.

     (e) THE SELLERS ACKNOWLEDGE, REPRESENT AND WARRANT THAT THE ACQUISITION OF THE EESI STOCK INVOLVES A HIGH DEGREE OF RISK, and that they can bear the economic risk of the acquisition of the EESI Stock, including the total loss of their investment.

     (f) The Sellers represent and warrant that (i) they have adequate means of providing for their current needs and financial contingencies, (ii) they have no need for liquidity in this investment, (iii) they have no debts or other obligations, and cannot reasonably foresee any other circumstances, that are likely in the future to require them to dispose of the EESI Stock, (iv) all their investments in and commitments to non-liquid investments are, and after their acquisition of the EESI Stock will be reasonable in relation to their net worth and current needs, and that they are actively involved in the conduct of the Sellers' businesses, fully familiar with the Sellers' current financial condition, and capable of evaluating the fairness of the consideration being received in this transaction.

     (g) The Sellers understand that no federal or state agency has approved or disapproved the EESI Stock or made any finding or determination as to the fairness of the EESI Stock for investment.

     (h) The Sellers understand that the EESI Stock is being offered and sold in reliance on the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein.

     SECTION 5.4  Access to Records.  Sellers will give to Eastern and its
                  -----------------
representatives, from the date hereof until the Closing Date, full access during normal business hours, upon reasonable notice, to all of the properties, books, contracts, documents and records of the Stamato Companies, and will make available to Eastern and its representatives all additional financial statements of and all information with respect to the business and affairs of the Stamato Companies that the other party may reasonably request.

     SECTION 5.5  Continuation of Business.  Sellers will operate the businesses
                  ------------------------
of the Stamato Companies until the Closing Date in the ordinary course of business, consistent with past practice, so as to preserve its business organizations intact, to assure, to the extent possible, the availability to Eastern of the present key employees of the Stamato Companies and to preserve for Eastern the relationships of the Stamato Companies with suppliers, customers, and others.

     SECTION 5.6  Continuation of Insurance.  Sellers will keep in existence all
                  -------------------------
policies of insurance insuring the Stamato Companies against liability and property damage, fire and other casualty through the Closing Date, consistent with the policies currently in effect.

     SECTION 5.7  Standstill Agreement.  Until the Closing Date, unless this
                  --------------------
Agreement is earlier terminated pursuant to the provisions hereof, Sellers will not, directly or indirectly, solicit offers for the shares or the assets of the Stamato Companies or for a merger or consolidation involving any of the Stamato Companies, or respond to inquiries from, share information with, negotiate with or in any way facilitate inquiries or offers from, third parties who express or who have heretofore expressed an interest in acquiring any or all of the Stamato Companies by merger, consolidation or other combination or acquiring any of the Stamato Companies' assets.

     SECTION 5.8  Consents.  Sellers and Eastern shall cooperate with each other
                  --------
and use their best efforts to obtain all approvals, authorizations and consents required to be obtained to consummate the transaction set forth in this Agreement, including, without limitation, (i) any required approval of the shareholders of Eastern of the transactions contemplated by this Agreement, and
(ii) the approval of every regulatory agency of federal, state, or local government that may be required in the opinion of either Eastern or Sellers. Eastern shall pay for all fees required in connection with the filing of any application for consent including the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     SECTION 5.9  Audited Financial Statements.  Sellers shall cooperate and
                  ----------------------------
shall use all reasonable efforts to cause their auditors to cooperate with all reasonable requests of Eastern and its auditors necessary to audit or reaudit all prior periods for activities of the Stamato Companies to the extent necessary to enable Eastern and/or any affiliate of Eastern to make periodic reports pursuant to the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), to make a public offering of its securities under the Act, or to make a private placement of its securities, and Sellers hereby consent to the use of historical financial information, to be included (if required by the rules and regulations of the Securities and Exchange Commission (the "Commission") or any applicable state securities law) in any of Eastern's or any affiliate of Eastern's filing with the

Commission under either the Securities Exchange Act or the Act and in any prospectus or memorandum used in connection with any offering of their securities. Eastern shall indemnify and hold harmless Sellers against any and all fees and expenses incurred or to be incurred at any time in the future to comply with the foregoing. The Historical Financial Statements shall be prepared by Ernst & Young at Eastern's cost. Sellers shall cause the Stamato Companies' usual accountants to cooperate with Ernst & Young.

                                   ARTICLE VI
                ADDITIONAL AGREEMENTS OF THE PARTIES AND EASTERN
                ------------------------------------------------

     The parties hereto covenant and agree with the other, as applicable, as follows:

     SECTION 6.1  Payment of Expenses.  Eastern will pay all expenses incurred
                  -------------------
by Eastern in connection with the negotiation, execution and performance of this Agreement. Sellers will pay all legal and accounting expenses incurred by Sellers and the Stamato Companies in connection with the negotiation, execution and performance of this Agreement and the Collateral Documents.


       SECTION 6.2  Registration Rights.
       -----------  -------------------

     (a) The EESI Stock delivered at Closing will be registered under the Act for sale to the public in brokers transactions, pursuant to a "shelf registration" on Form S-4 or an other appropriate form, if Form S-4 is not available under Rule 415 of the Act. At Eastern's request, the Sellers or the Stamato Companies shall provide Eastern with any information required for the completion of the registration statement. Notwithstanding the above, Eastern's obligation to file the shelf registration and/or keep the shelf registration continuously effective shall be suspended during any period that there exists material, non-public information relating to Eastern. Eastern shall keep such registration statement current and effective, until such time as the shares may be sold by the Sellers at any time pursuant to the provisions of Rule 144 or otherwise without any restrictions, including restrictions relating to volume, manner of sale, and notice, or until such earlier date as all of the shares registered pursuant to such registration statement shall have been sold or otherwise transferred to a third party. Eastern shall also prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement (and the prospectus used in connection therewith) as may be necessary to update and keep such registration statement current and effective for such period and to comply with the provisions of the Act with respect to the sale of all securities covered by such registration statement.

     (b) With respect to the EESI Stock, Eastern will furnish to the Sellers such number of prospectuses, if required, under the Act, including copies of preliminary prospectuses, prepared in conformity with the requirements of the Act, and such other documents as the Sellers may reasonably request in order to facilitate the public sale or other disposition of the securities to be sold by the Sellers.

     (c)  Eastern shall indemnify Sellers in accordance with the provisions of
Article IX from and against any and all losses, claims, damages and liabilities (collectively a "Security Liability") to which Sellers may become subject under the Act, any state securities or "blue sky" law, any other statute or at common law, insofar as such Security Liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto or any filing or other application under the Act or applicable federal or state securities law or (ii) any omission or alleged omission to state therein a material fact required to be stated therein (i.e., in any registration statement, prospectus, application or filing), or necessary in order to make the statements therein not misleading or
(iii) any violation or alleged violation by Eastern to which such Seller may become subject under the Act, or other Federal or state laws or regulations, at common law or otherwise. Notwithstanding the above, Eastern shall not be liable to Sellers if and to the extent that any Security Liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary or final prospectus or amendment or supplement thereto, in reliance upon and in conformity with information furnished to Eastern by Sellers which is intended for such use; and provided further, that Eastern shall not be required to indemnify Sellers against any Security Liability which arises out of the failure of Sellers to deliver a prospectus.

     (d) All expenses incurred in effecting the registrations provided for in this Section 5.2 shall be paid by Eastern, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Eastern, underwriting expenses (other than commissions or discounts which shall be shared by the parties registering shares of Eastern's common stock in proportion to the number of shares registered in each particular offering), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or "blue sky" laws of any jurisdictions.

                                  ARTICLE VII
                             CONDITIONS OF EASTERN
                             ---------------------

     The obligations of Eastern to effect the transaction contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following items which are conditions to the Closing:

     SECTION 7.1  Compliance by Sellers.  Sellers and the Stamato Companies
                  ---------------------
shall have performed and complied with all material obligations and conditions required by this Agreement to be performed or complied with by Sellers and the Stamato Companies at or prior to the Closing Date. All representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement, and Eastern shall have received a Certificate duly executed by the President of each Stamato Company representing and warranting the foregoing.

     SECTION 7.2  Litigation Affecting This Transaction.  There shall be no
                  -------------------------------------
actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Eastern to own, operate in its entirety or control the Stamato Companies or the business the Stamato Companies operate, which, as a result of the transaction contemplated by this Agreement, might affect such right as to Eastern or any affiliate thereof subsequent to the Closing Date and which, in the judgment of the Board of Directors of Eastern, made in good faith and based upon advice of its counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

     SECTION 7.3  Fiscal Condition of Business.  There shall have been no
                  ----------------------------
material adverse change in the results of operations, financial condition or business of the Stamato Companies, and the Stamato Companies shall have not suffered any material loss or damage of any of its properties or assets, whether or not covered by insurance, since the date of the Most Recent Balance Sheet.

     SECTION 7.4  Opinion of Counsel.  Sellers shall have delivered to the
                  ------------------
Eastern the opinion of counsel, dated the Closing Date, in the form annexed hereto as Schedule 1.7(e).

     SECTION 7.5  Employment Agreements. The Sellers shall have executed and
                  ---------------------
delivered to Eastern the Employment Agreements.

     SECTION 7.6 Release.  Sellers shall have executed and delivered to Eastern
                 -------
the Release described at Section 1.7(f).

     SECTION 7.7  Consents.  All approvals, authorizations and consents required
                  --------
to be obtained shall have been obtained, including, without limitation, (i) the consent of the New Jersey Department of Environmental Protection to the change in control of the Stamato Companies, (ii) the consent of the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (iii) the consent of BankBoston, N.A., and (iv) the approval of every regulatory agency of federal, state, or local government that may be required in the opinion of either Eastern or Sellers. Eastern shall have been furnished with appropriate evidence, reasonably satisfactory to Eastern and its counsel, of the granting of such approvals, authorizations and consents.

     SECTION 7.8 Pooling Determination.  Purchaser shall have received
                 ---------------------
notification from its regular accountants that the transaction contemplated herein may be treated for accounting purposes as a "pooling of interests."

     SECTION 7.9  Underwriter's Consent.  Sellers acknowledge that Eastern must
                  ---------------------
obtain the consent of Salomon Smith Barney, Inc. ("Salomon") to deliver EESI Stock from Eastern's shelf registration statement on file with the Securities and Exchange Commission. To procure Salomon's consent, Sellers will agree with Salomon, if requested by Salomon, not to sell more than one-third of the EESI Stock within one year from the Closing Date.

                                  ARTICLE VIII
                             CONDITIONS OF SELLERS
                             ---------------------

     The obligations of Sellers to effect the transaction contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

     SECTION 8.1 Compliance by Eastern.  Eastern shall have performed and
                 ---------------------
complied with all material obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date. All representations and warranties of Eastern contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement.

      SECTION 8.2  Litigation Affecting This Transaction.  There shall be no
                   -------------------------------------
actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Eastern to own, operate in its entirety or control the Stamato Companies or the business the Stamato Companies operate which, as a result of the transaction contemplated by this Agreement, might affect such right as to Eastern or any affiliate thereof subsequent to the Closing Date and which, in the judgment of Sellers, made in good faith and based upon advice of their counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

     SECTION 8.3  Material Adverse Change.  There shall not have been, and on
                  -----------------------
the Closing Date shall not be in existence, any event, condition or state of facts which could reasonably be expected to result in, any material adverse change in the condition (financial or otherwise), assets, real property, personal property, results of operations, business or prospects of Eastern and its subsidiaries taken as a whole.

     SECTION 8.4 Employment Agreements.  Eastern shall have executed and
                 ---------------------
delivered the Employment Agreements.

     SECTION 8.5  Opinion of Counsel.  Eastern shall have delivered to Sellers
                  ------------------
the opinion of counsel to Eastern, dated the Closing Date, in the form annexed hereto as Schedule 1.6(c).

     SECTION 8.6  Guarantees.  The Sellers shall be released from any liability
                  ----------
they have under guarantees they have made with respect to the Companies' debts or obligations, as set forth on Schedule 8.6 ("Guarantees"). If, after a good faith attempt, Eastern cannot obtain the release of the Shareholders from the Guarantees, Eastern shall pay off any such indebtedness guaranteed by Seller, and shall replace any surety bonds. If Eastern cannot obtain the release of any surety bonds guaranteed by Sellers, Eastern will indemnify Sellers under the provisions of Section 9.2 from any and all liability, expense and claims made against Sellers with respect to the Guarantees.

     SECTION 8.7  Estate Stock.  Sellers shall have purchased the shares of
                  ------------
Hudson Jersey from the estates of the deceased shareholders of Hudson Jersey.

                                   ARTICLE IX
                                INDEMNIFICATION
                                ---------------

     SECTION 9.1  Indemnification by Sellers.  Each Seller,  jointly and
                  --------------------------
severally (except for breaches of the warranty in Section 3.2(b) which shall be several and not joint), agrees that he will indemnify, defend, protect and hold harmless Eastern and its officers, shareholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, legal representatives, successors and assigns from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to such Seller, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, from: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties by the Seller, set forth in this Agreement or in the Schedules attached to this Agreement or in the Collateral Documents; (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of a Seller made in this Agreement and to be performed by Seller before or after the Closing Date; (c) violation of the requirements of any governmental authority relating to the reporting and payment of federal, state, local or other income, sales, use, franchise, excise or property tax liabilities of the Stamato Companies arising or accrued prior to the Closing Date; (d) any violation of any federal, state or local "anti-trust" or "racketeering" or "unfair competition law", including, without limitation, the Sherman Act, Clayton Act, Robinson Patman Act, Federal Trade Commission Act, or Racketeer Influenced and Corrupt Organization Act; and (e) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b), (c) or
(d) of this Section 9.1 of this Agreement has occurred.

     SECTION 9.2  Indemnification by Eastern.  Eastern agrees that it will
                  --------------------------
indemnify, defend, protect and hold harmless Sellers and their agents, employees, heirs, legal representatives, successors and assigns, as applicable, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by it, as a result of or incident to: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties of Eastern set forth in this Agreement or in the Schedule attached to this Agreement or in the Collateral Documents; (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of Eastern made in this Agreement and to be performed by Eastern before or after the Closing Date; (c) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a) or (b) of this
Section 9.2 has occurred.

     SECTION 9.3  Procedure for Indemnification with Respect to Third Party
                  ---------------------------------------------------------
Claims.
------

     (a) If any third party shall notify a party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Article IX, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced. Such notice shall state the amount of the claim and the relevant details thereof.

     (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within thirty days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party pursuant to the provisions of Article IX, as applicable, from and against the entirety of any adverse consequences (which will include, without limitation, all losses, claims, liens, and attorneys' fees and related expenses) the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim, and (iii) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

     (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in (but not control) the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld), and
(iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld). In the case of (c)(ii) or (c)(iii) above, any such consent to judgment or settlement shall include, as an unconditional term thereof, the release of the Indemnifying Party from all liability in connection therewith.
If the Indemnified Party unreasonably withholds its consent to a settlement, the Indemnifying Party's liability is limited to the amount offered by the Indemnifying Party to settle, and the Indemnified Party shall take over defense of the claim.

     (d) If any condition set forth in Section 9.3(b) above is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and any matter it may deem appropriate and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article IX.

     SECTION 9.4  Procedure for Non-Third Party Claims.  If Eastern or any
                  ------------------------------------
Seller wishes to make a claim for indemnity under Section 9.1 or Section 9.2, as applicable, and the claim does not arise out of a third party notification which makes the provisions of Section 9.3 applicable, the party desiring indemnification ("Indemnified Party") shall deliver to the party from which indemnification is sought ("Indemnifying Party") a written demand for indemnification ("Indemnification Demand"). The Indemnification Demand shall state: (a) the amount of losses, damages or expenses to which the Indemnified Party has incurred or has suffered or is expected to incur or suffer to which the Indemnified Party is entitled to indemnification pursuant to Section 9.1 or
Section 9.2, as applicable; (b) the nature of the event or occurrence which entitles the Indemnified Party to receive payment under Section 9.1 or Section 9.2, as applicable. If the Indemnifying Party wishes to object to an Indemnification Demand, the Indemnifying Party must send written notice to the Indemnified Party stating the objections and the grounds for the objections ("Indemnification Objection"). If no Indemnification Objection is sent within thirty (30) days after the Indemnification Demand is sent, the Indemnifying Party shall be deemed to have acknowledged the correctness of the claim or claims specified in the Indemnification Demand and shall pay the full amount claimed in the Indemnification Demand within forty-five (45) days of the day the Indemnification Demand is dated. If for any reason the Indemnifying Party does not pay the amounts claimed in the Indemnification Demand, within thirty days of the Indemnification Demand's date, the Indemnified Party may institute legal proceedings to enforce payment of the indemnification claim contained in the Indemnification Demand and any other claim for indemnification that the Indemnified Party may have.

     SECTION 9.5  Survival of Claim.  All of the respective representations,
                  -----------------
warranties and obligations of the parties to this Agreement shall survive consummation of the transactions contemplated by this Agreement as follows: (i) all representations and warranties pertaining to federal, state and local taxes, including, without limitation, the representations and warranties set forth in
Section 3.10 shall survive until the expiration of the applicable statute of limitations on any claim which can be brought against the Stamato Companies by tax authorities or governmental agencies or governmental units and (ii) all representations and warranties other than set forth in (i) above shall survive until two years from the Closing Date provided, however, that if Eastern sells its assets or merges into another corporation where Eastern is not the surviving entity the survival period shall be reduced to one year from the Closing Date. Notwithstanding the prior sentence which provides that the representations and warranties expire after certain stated periods of time, if within the stated period of time, a notice of a claim for indemnification or Indemnification Demand is given, or a suit or action based upon representation or warranty is commenced, the Indemnified Party shall not be precluded from pursuing such claim or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim or action, by reason of the expiration of the representation or warranty.

     SECTION 9.6  Indemnification Threshold.  No Indemnification Demand shall be
                  -------------------------
made under this Article IX until such time that the party making an Indemnification Demand believes, in good faith, that it has a claim or claims for indemnity totaling One Hundred Thousand Dollars ($100,000) or more, singly or in the aggregate, and no Indemnifying Party shall have any liability to an

Indemnified Party until the damages to the Indemnified Party exceed a cumulative aggregate total of $100,000. Once cumulative aggregate damages exceed $100,000, the Indemnifying Party shall be liable for all damages to the Indemnified Party, including the first $100,000 of damages.

     SECTION 9.7  Limitation of Liability.  Notwithstanding anything else
                  -----------------------
contained herein to the contrary, the obligations of each of the Sellers pursuant to the indemnification contained in Section 9.1 shall be limited to 75% of the value of the EESI Stock delivered to each Seller at Closing, valued at the Per Share Value.

     SECTION 9.8  Prompt Payment.  In the event that any party is required to
                  --------------
make any payment under this Article IX, such party shall promptly pay the Indemnifying Party the amount so determined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Article IX, the Indemnifying Party shall, nevertheless, pay when due such portion, if any, of the obligation as shall not be subject to dispute. The portion in dispute shall be paid upon a final and non-appealable resolution of such dispute. Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any person with respect to the subject matter of such claim.

                                   ARTICLE X
                                OTHER PROVISIONS
                                ----------------

     SECTION 10.1  Nondisclosure by Sellers.  Sellers recognize and acknowledge
                   ------------------------
that they have in the past, currently have, and in the future will have certain confidential information of Eastern such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of Eastern. Sellers agree that for a period of ten (10) years from the Closing Date they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of Eastern, unless (i) such information becomes known to the public generally through no fault of any Seller, (ii) a Seller is compelled to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) the Closing does not take place. In the event of a breach or threatened breach by any Seller of the provisions of this Section, Eastern shall be entitled to an injunction restraining such Seller from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Eastern from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     SECTION 10.2  Nondisclosure by Eastern.  Eastern recognizes and
                   ------------------------
acknowledges that it has in the past, currently has, and prior to the Closing Date, will have access to certain confidential information of the Stamato Companies, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Stamato Companies. Eastern agrees that for a period of ten (10) years from the Closing Date it will not utilize such information in the business or operation of Eastern or any of its affiliates or disclose such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, unless (i) such information becomes known to the public generally through no fault of

Eastern or any of its affiliates, (ii) Eastern is compelled to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) Closing takes place. In the event of a breach or threatened breach by Eastern of the provisions of this Section, Sellers shall be entitled to an injunction restraining Eastern from utilizing or disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting Sellers from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     SECTION 10.3  Assignment; Binding Effect; Amendment.  This Agreement and
                   -------------------------------------
the rights of the parties hereunder may not be assigned (except after Closing by operation of law by the merger of Eastern) and shall be binding upon and shall inure to the benefit of the parties hereto, and the successors of Eastern. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties hereto.

     SECTION 10.4  Entire Agreement.  This Agreement, is the final, complete and
                   ----------------
exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as the Agreement. The Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior to contemporaneous discussions, correspondence, or oral or written agreements of any kind. The parties to this Agreement have relied on their own advisors for all legal, accounting, tax or other advice whatsoever with respect to the Agreement and the transactions contemplated hereby.

     SECTION 10.5  Counterparts.  This Agreement may be executed simultaneously
                   ------------
in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     SECTION 10.6  Notices.  All notices or other communications required or
                   -------
permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

     (a)  If to Eastern, addressed to it at:

               President
               1000 Crawford Place, Suite 400
               Mount Laurel, New Jersey 08054

               with a copy to:

               Robert M. Kramer, Esq.
               Robert M. Kramer & Associates, P.C.

               1150 First Avenue, Suite 900
               King of Prussia, Pennsylvania 19406

     (b)  If to Sellers, addressed to them at:

               275 Paterson Avenue
               Little Falls, New Jersey  07424

               with a copy to:

               Mark D. Larner, Esq.
               Budd, Larner, Gross, Rosenbaum, Greenberg & Sade, P.C. 150 John F. Kennedy Parkway
               Short Hills, New Jersey  07078

Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section 10.6.

     SECTION 10.7  Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the internal laws of the State of New Jersey, without giving effect to any choice or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Jersey.

     SECTION 10.8  No Waiver.  No delay of or omission in the exercise of any
                   ---------
right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.

     SECTION 10.9  Time of the Essence.  Time is of the essence of this
                   -------------------
Agreement.

     SECTION 10.10  Captions.  The headings of this Agreement are inserted for
                    --------
convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     SECTION 10.11  Severability.  In case any provision of this Agreement shall
                    ------------
be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     SECTION 10.12  Construction.  The parties have participated jointly in the
                    ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means included, without limitation.

     SECTION 10.13  Extension or Waiver of Performance.  Either Sellers or
                    -----------------------------------
Eastern may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement, provided that any such extension or waiver shall be in writing and signed by Sellers and Eastern.

     SECTION 10.14  Liabilities of Third Parties.  Nothing in this Agreement,
                    ----------------------------
whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective officers, shareholders, directors, affiliates, subsidiaries, parents, agents, employees, legal representatives, successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third person any rights of subrogation or action over or against any party to this Agreement.

     SECTION 10.15  Publicity. Prior to Closing, except as may be required by
                    ---------
law, no party to this Agreement shall issue any press release or otherwise make any statement with respect to the transactions contemplated by this Agreement without the prior consent of the other party, which shall not be unreasonably withheld.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                         EASTERN ENVIRONMENTAL SERVICES, INC.


                         BY:         /S/ ROBERT M. KRAMER
                              ---------------------------------------------
                              ROBERT M. KRAMER
                              EXECUTIVE VICE PRESIDENT

SELLERS:


        /S/ RON STAMATO                             /S/  PATRICK G. STAMATO
        ------------------------------------        ----------------------------
         RON STAMATO                                  PATRICK G. STAMATO